Exhibit 10.1

MUTUAL RELEASE AND SETTLEMENT AGREEMENT

This MUTUAL RELEASE AND SETTLEMENT AGREEMENT ("Agreement")

is entered into by and among TELA GARWOOD LIMITED, LP ("Tela"), on the one hand,	and AURORA ENERGY PARTNERS and VICTORY ENERGY
CORPORATION (collectively "Aurora") on the other. The Effective Date of this Agreement is the date executed by Tela.

RECITALS

A.A dispute has arisen between Tela and Aurora with respect to certain agreements, including, without limitation, the Purchase and Sale Agreement effective June 30, 2014 and all exhibits and amendments thereto (collectively, the "PSA").

B.Litigation commenced in a case styled and numbered, Cause No. 2015-05280, Tela Garwood Limited, LP v. Aurora Energy Partners and Victory Energy Corporation, In the 164th Judicial District Court of Harris County, Texas ("Lawsuit"). The Lawsuit involves claims and counterclaims relating to the PSA, including claims of breach of contract, fraud, negligent misrepresentation waiver, and specific performance. Reference is made the pleadings in the Lawsuit for the specific claims, damages and other relief requested by each party.

C.The Parties deny all allegations of wrongdoing and maintain that all of the claims against them as asserted in the Lawsuit are without merit.

D.The Parties desire to avoid the costs of continuing the Lawsuit and seek to resolve the claims between them, including dismissing the Lawsuit with prejudice, upon and subject to the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises, covenants, and agreements set forth herein, the parties mutually agree as follows:

1.Consideration. As consideration for the complete and full settlement of all disputes, obligations, claims and demands between the parties hereto, and the releases granted to each herein, and in full accord and satisfaction of same, Tela and Aurora each agree to the following and other mutual promises in this Agreement:

a.
Payment by Aurora. On or before February 1, 2017, Aurora shall pay, or cause to be paid, the total sum of THREE HUNDRED TWENTY THOUSAND AND 00/ 100 DOLLARS ($320,000 USD) to Tela (the "Settlement Amount"). Aurora shall wire-transfer the Settlement Amount to the trust account of Tela's counsel, Gardere Wynne

Sewell LLP (the "Gardere Trust Account"), for the benefit of Tela, using the following wire instructions:

i.	Wire Funds to: PlainsCapital Bank
5010 University
Lubbock, Texas 79413

ii. Routing Number: 111322994

iii. Account Name:    Gardere
1601 Elm Street, Suite 3000
Dallas, Texas 75201

IV. Account Number: 3100030430

v. Reference:     Tela/ Aurora: 141353/ 1

b.	Dismissal of the Lawsuit: Within five business days of Aurora making Settlement Amount described above, and subject to making said payment:

i.
Tela agrees to dismiss with prejudice its claims in the Lawsuit against Aurora and all the individual officers and directors named therein, including without limitation: Kenneth Hill, David McCall, Robert Grenley, Ronald Zamber, Patrick Barry, and Fred J. Smith, Jr.

ii. Aurora agrees to dismiss with prejudice its counterclaims against Tela.

c.	Releases: Subject to and upon payment of the Settlement Amount by Aurora, the Parties agree to the following releases:

i.
Release of Claims by Tela. Tela, on behalf of itself, as well as its predecessors, successors, assigns, agents, affiliates, parent companies (including without limitation, Target Energy Limited) and related persons and companies or entities and representatives, and each of them, hereby generally releases and forever discharges Aurora and its predecessors, successors, assigns, affiliates and related companies or entities and representatives, present and future parent and subsidiary corporations, divisions, entities, affiliates, partners, joint venturers, associations, members, stockholders, predecessors, successors, assigns, insurers, attorneys, customers, suppliers, brokers, officers, directors, employees, agents, representatives, the individually named defendants (including without limitation: Kenneth Hill, David McCall, Robert Grenley, Ronald Zamber, Patrick Barry, and Fred J. Smith, Jr.) and any other person, firm, corporation or other entity or association with whom it is now or may hereafter be affiliated (collectively, the "Aurora Releasees") from any and all claims, demands, damages, costs, expenses, fees (including attorneys' and consultants' fees and costs), actions and causes of action, known or unknown, suspected or unsuspected, that presently exist, from the beginning of time through the Effective Date of this Agreement, including, without limitation, any matter arising from or in any manner relating to the PSA, Lawsuit or any claims that were or could have been brought in the Lawsuit.
ii. Release of Claims by Aurora. Aurora, on behalf of itself, as well as its predecessors, successors, assigns, agents, affiliates, partners, general partner, and related persons and companies or entities and representatives, and each of them, hereby generally releases and forever discharges Tela and its predecessors, successors, assigns, affiliates, and related companies or entities and representatives, present and future parent and subsidiary corporations (including without limitation, Target Energy Limited), divisions, entities, affiliates, partners, joint venturers, associations, members, stockholders, predecessors, successors, assigns, insurers, attorneys, customers, suppliers, brokers, officers, directors, employees, agents, representatives, and any other person, firm, corporation or other entity or association with whom it is now or may hereafter be affiliated (collectively, the "Tela Releasees") from any and all claims, demands, damages, costs, expenses, fees (including attorneys' and consultants' fees and costs), actions and causes of action, known or unknown, suspected or unsuspected, that presently exist, from the beginning of time through the Effective Date of this Agreement, including, without limitation, any matter arising from or in any manner relating to the PSA, Lawsuit or any claims that were or could have been brought in the Lawsuit.
iii. Release of Unknown Claims. Tela and Aurora understand and agree that they may have rights and claims or injuries relating to the events giving rise to the Lawsuit that they do not now know about but may learn about or become aware of in the future. Tela and Aurora intend to and do hereby release and give up all such claims, including, but not limited to, any and all claims they may have for any and all injuries and damages, whether or not known.

2.	Agreed Judgment in the event Aurora Fails to Timely Pay the Settlement Amount.

a.
To secure compliance with the terms of this Agreement, Aurora agrees to the execution (at the time that this Agreement is executed) by their attorney of the Agreed Final Judgment in the verbatim form attached hereto as Exhibit A, which is incorporated herein (the "Agreed Judgment"). Tela's attorney agrees to hold the Agreed Judgment in trust unless and until Aurora fails to timely pay the Settlement Amount or it is extinguished under the terms of this Agreement. Aurora agrees to cooperate, execute any necessary documents and not to oppose, in any way, Tela's efforts to secure the Agreed Judgment in the event that filing is made necessary due to Aurora's failure to timely make the Settlement Amount.

b.
In the event that Aurora fails to pay the Settlement Amount in accordance with the terms of this Agreement, Tela, at its sole and absolute discretion, may elect one of the following: (1) notwithstanding anything else in this Agreement, no later than February 14, 2017, Tela may file and enforce the Agreed Judgment without limitation, or (2) declare this Settlement Agreement null, void and of no effect and seek any remedy available at law or in equity as if this Agreement had never been executed or performed in whole or in part.

c.	For the sake of clarity, the Agreed Judgment may only be filed by Tela if Aurora fails to timely pay the Settlement Amount. Aurora agrees not to appeal the Agreed Judgment.

d.
In the event that (1) Aurora fails to timely pay the Settlement Amount, and (2) Tela exercises its right to declare this Settlement Agreement null, void and of no effect, Aurora agrees that it shall not seek a continuance of the trial date and Tela agrees that the Agreed Judgment is extinguished.

3.	Mutual Representations and Warranties:

a.	Tela represents and warrants that:
i. Tela has the authority to make the promises contained herein;

ii. the signatory on behalf of Tela is fully authorized to execute this Agreement; and

iii. Tela has not sold, assigned, factored or otherwise transferred any interest in the claims released hereby.

b.	Aurora represents and warrants that:
i. Aurora has the authority to make the promises contained herein;
ii. the signatory on behalf of Aurora has the authority to execute this Agreement; and

iii. Aurora	has not sold, assigned, factored or otherwise transferred any interest in the claims released hereby.

4.Incorporation of Recitals. Each of the recitals set forth above are hereby incorporated into this Agreement by this reference and are made a part hereof.
5.No Future Actions. Effective upon payment in full of the Settlement Amount, Tela and Aurora agree that each has not, and will not commence, maintain, initiate or prosecute or cause, encourage, assist, advise or cooperate with any other person or entity to commence, maintain, initiate or prosecute any action, suit, proceeding or claim before any court or administrative agency (whether state, federal or otherwise) against any other party hereto or the Tela Releasees or Aurora Releasees, related to any of the matters being released hereby. This Agreement shall be a complete defense to any action, suit, proceeding or claim described in the immediately preceding sentence and no party may attack the legal validity or sufficiency of this Agreement.
6.No Admission of Liability. This Agreement is not an admission of any fault, liability, or wrongdoing by either Tela or Aurora.
7.Attorney's Fees and Expenses. Tela and Aurora shall each pay its own attorney's fees, expenses, and other costs incurred in the Lawsuit, as well as in the negotiation, preparation and execution of this Agreement.
8.Entire Agreement. Conditioned upon, and subject to the payment of the Settlement Amount, this Agreement supersedes and voids any and all prior or contemporaneous communications, agreements, and understandings between the parties relating to the subject matter hereof, whether oral or written, including, without limitation, the PSA. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof. Tela and Aurora agree and acknowledge that neither they nor any agent or attorney of them have made any representation, warranty, promise, or covenant whatsoever, express or implied, not contained in this Agreement to induce the other to execute this Agreement.
9.Confidentiality of this Agreement. The Parties agree to keep confidential and not to disclose, describe, opine on the merits of, or discuss, either directly or indirectly, in any manner whatsoever, any information regarding either the existence, terms, or substance of this Agreement to any person or organization including, but not limited to, members of the press and media, present and former officers, employees, and agents of Tela or Aurora (except for those employees, officers and directors of Tela or Aurora, and their parent, sister; and affiliated companies with a need to know), and members of the public. If asked about the Litigation or the facts and circumstances upon which it was based, the Parties may state only that the Litigation has been resolved to their satisfaction. The following are the exceptions to this Paragraph:
(i) Tela and Aurora, and their affiliated companies shall be permitted to disclose this settlement, to meet their public reporting requirements and obligation, as well as to comply with any law or regulation, (ii) Tela and Aurora shall be permitted to disclose such information to their respective senior management teams and boards of directors; (iii) the Parties may disclose such information in confidence as appropriate to their spouses, lawyers, consultants, insurers, and human resource professionals to the extent necessary for such individuals to perform their function for the Party retaining them; and (iv) disclosure may be made if required by court order or subpoena, provided that if such a request is made of any party hereto, such party shall promptly notify all other parties by written notice as soon as possible, but, in no event later than three (3) days from the date of service upon or receipt by a party of the request and in no event later than three (3) days before production. With respect to anyone identified in subsection (iii) of this Paragraph, the Parties shall instruct those to whom the information is disclosed that the information must remain confidential.

10.Amendment. This Agreement may not be supplemented, amended, or modified except through a new written agreement signed by all parties.
11.Governing Law; Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, without regard to conflict of law principles. Exclusive venue for any dispute brought over or related to this Agreement shall be in the state judicial district courts of Harris County, Texas.

12.Severability. Should any provision of this Agreement be declared or determined by any court of competent jurisdiction to be illegal, invalid or unenforceable as a result of any action or proceeding, the validity of the remaining parts, terms, and provisions shall not be affected thereby and said illegal or invalid part, term or provision shall be deemed not to be a part of this Agreement.

13.Successors. This Agreement shall be binding upon and inure to the benefit of the respective heirs, personal representatives, successors and assigns of the parties. No party shall delegate its or their duties, obligations, benefits or rights hereunder without the written consent of the other parties.

14.Further Assurances. Each of the parties hereto shall execute and deliver such further instruments, documents and agreements and do such further acts and things as may be useful or required to carry out the purpose and intent of this Agreement and which are not inconsistent with the provisions hereof.

15.Execution in Counterparts. This Agreement may be signed by faxed signature, which shall be deemed to be an original signature. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, and all of which shall be deemed to constitute one and the same instrument.

16.Waiver. The failure of any party to insist upon strict performance of any of the terms or conditions of this Agreement will not constitute a waiver of any of its rights hereunder.

17.Agreement Voluntarily    Executed.    Each of Tela and Aurora acknowledges and represents that it has voluntarily executed this Agreement after consulting with independent legal counsel chosen by it and representing such party's interests. Each party acknowledges and represents that it (a) has fully and carefully read this Agreement prior to execution, {b) has been fully apprised by attorneys of its own choosing of the legal effect and meaning of this document and its terms, (c) has been afforded the opportunity to negotiate as to any and all terms of this Agreement, (d) is executing this Agreement voluntarily and free of any undue influence, duress or coercion, and (e) has had the opportunity to make such investigation or inquire as it deemed necessary and appropriate in connection with the subject matter of this Agreement.

18.	No Representations:

a.	TELA WARRANTS THAT IN EXECUTING THIS AGREEMENT THEY DID NOT RELY AND HAVE NOT RELIED UPON ANY REPRESENTATION OR STATEMENT MADE BY AURORA OR ITS AGENTS, REPRESENTATIVES OR ATTORNEYS, WITH REGARD TO
(1) FACTS UNDERLYING THE LAWSUIT, (2) THE SUBJECT MATTER OF THIS AGREEMENT, AND (3) ANY OTHER FACTS OR ISSUES WHICH MIGHT BE DEEMED MATERIAL TO THE DECISION TO ENTER INTO THIS AGREEMENT, INCLUDING BUT NOT LIMITED TO ANY MATTER RELATING TO ANY POSSIBLE TAX IMPLICATIONS.

b.	AURORA WARRANTS THAT IN EXECUTING THIS AGREEMENT THEY DID NOT RELY AND HAVE NOT RELIED UPON ANY REPRESENTATION OR STATEMENT MADE BY TELA OR ITS AGENTS, REPRESENTATIVES OR ATTORNEYS, WITH REGARD TO
(1) FACTS UNDERLYING THE LAWSUIT, (2) THE SUBJECT MATTER

OF THIS AGREEMENT, AND (3) ANY OTHER FACTS OR ISSUES WHICH MIGHT BE DEEMED MATERIAL TO THE DECISION TO ENTER INTO THIS AGREEMENT, INCLUDING BUT NOT LIMITED TO ANY MATTER RELATING TO ANY POSSIBLE TAX IMPLICATIONS.

19.Drafted with Assistance of Counsel. Tela and Aurora acknowledge that they have participated in the drafting of this Agreement with the assistance of their individual counsel. This Agreement has been negotiated at arms'-length by parties of equal bargaining power, which are each represented by competent counsel of their own choosing.

In entering into this Agreement, each of the parties agrees that they have relied on their own judgment, belief, knowledge and advice of their affiliates and agents and other representatives and consultants as to the extent and effect of the terms and conditions contained herein without any reliance upon any statement or representation of any other party or any officer, director, employee, agent, servant, adjustor or attorney on behalf of any other party, other than as set forth in this Agreement.

The undersigned have entered into and executed this Agreement as of the date below.

AGREED TO ON THIS 9th DAY OF DECEMBER, 2016, BY:

Tela Garwood Limited, LP

By: /s/ Laurence Roe
Name: Laurence Roe
Title: President

AGREED TO ON THIS 9th DAY OF DECEMBER, 2016, BY:

Aurora Energy Partners

By: /s/ Kenneth Hill
Name: Kenneth Hill
Title: CEO

AGREED TO ON THIS 9th DAY OF DECEMBER, 2016, BY:

Victory Energy Corporation

By: /s/ Kenneth Hill
Name: Kenneth Hill
Title: CEO and Director

EXHIBIT A

TELA GARWOOD LIMITED LP,

Plaintiff,

AURORA ENERGY PARTNERS, et al.,

Defendants.
No. 2015-05280

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IN THE DISTRICT COURT

HARRIS COUNTY, TEXAS

164th JUDICIAL DISTRICT

AGREED FINAL JUDGMENT

Based on the agreement of plaintiff Tela Garwood Limited LP, defendant Aurora Energy Partners, and defendant Victory Energy Corporation, as indicated herein through the signatures of their respective counsel, this court grants these parties' motion for rendition of judgment and hereby renders an agreed judgment as follows with regard to their respective claims:
1.Tela Garwood Limited LP shall recover judgment from Aurora Energy Partners and Victory Energy Corporation, jointly and severally, for:

a.	Actual damages equal to $500,000.00;

b.	Pre-judgment interest at the rate of 5% per annum, simple interest, from January 30, 2015, until the date of entry of this judgment;

c.	Post-judgment interest on the total sum of this judgment at the rate of 5% per annum, compounded annually, from the date after this judgment is signed until this judgment is satisfied in full.

2.All claims of Aurora Energy Partners and of Victory Energy Corporation against Tela Garwood Limited LP are dismissed with prejudice.

3.	This is a Final Judgment. All relief not expressly granted herein is denied.

Signed    __________________________2017.
JUDGE PRESIDING

AGREED AS TO FORM AND SUBSTANCE. COUNSEL FOR TELA AGREES TO HOLD THIS AGREED JUDGMENT IN TRUST UNDER THE TERMS OF THE PARTIES' SETTLEMENT AGREEMENT:

GARDERE WYNNE SEWELL LLP

/s/ Geoffrey H. Bracken
Geoffrey H. Bracken State Bar No. 02809750 gbracken@gardere.com Scott D. Ellis
State Bar No. 24044606 Craig Dillard
State Bar No. 24040808 Vi T. Tran
State Bar No. 24093274
1000 Louisiana Street, Suite 2000
Houston, Texas 77002-5007
713.276.5500- Telephone 713.276.6500-Facsimile

ATTORNEYS FOR
TELA GARWOOD LIMITED LP

HAWASH MEADE GASTON NEESE & CICACK LLP

/s/ Michael A. Hawash

Michael A. Hawash State Bar No. 00792061 Jeremy G. Gaston
State Bar No. 24012685 Samuel Haren
State Bar No. 24059899 2118 Smith Street
Houston, Texas 77002 713.658.9001-Telephone 713.658.9011-Facsimile

ATTORNEYS FOR
AURORA ENERGY PARTNERS and VICTORY ENERGY CORPORATION

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